                                                                     Exhibit 11

                       THE TORO COMPANY AND SUBSIDIARIES
 Computation of Earnings per Share of Common Stock and Common Stock Equivalents
                 (Not Covered by Independent Auditors' Report)

                                                               YEAR ENDED       YEAR ENDED    3 MONTHS ENDED    YEAR ENDED
                                                              -------------------------------------------------------------
                                                                10/31/97         10/31/96        10/31/95        7/31/95
---------------------------------------------------------------------------------------------------------------------------
Net earnings                                                  $34,845,000      $ 36,409,000    $  3,997,000     $36,667,000
                                                              -----------       -----------     -----------     -----------
                                                              -----------       -----------     -----------     -----------
Primary:
  Shares of common stock and common stock equivalents:

  Weighted average number of common shares outstanding         12,095,475        12,140,689      12,117,815      12,556,039

  Dilutive effect of outstanding stock options (1)                371,007           414,026         424,225         476,374
                                                              -----------       -----------     -----------     -----------
                                                               12,466,482        12,554,715      12,542,040      13,032,413
                                                              -----------       -----------     -----------     -----------
                                                              -----------       -----------     -----------     -----------
---------------------------------------------------------------------------------------------------------------------------
Net earnings per share of common stock and common stock
equivalents                                                   $      2.80       $      2.90     $      0.32     $      2.81
---------------------------------------------------------------------------------------------------------------------------
Fully Diluted:
  Shares of common stock and common stock equivalents:

  Weighted average number of common shares outstanding         12,095,475        12,140,689      12,117,815      12,556,039

  Dilutive effect of outstanding stock options (2)                478,098           414,026         424,225         511,133
                                                              -----------       -----------     -----------     -----------
                                                               12,573,573        12,554,715      12,542,040      13,067,172
                                                              -----------       -----------     -----------     -----------
                                                              -----------       -----------     -----------     -----------
---------------------------------------------------------------------------------------------------------------------------
Net earnings per share of common stock and common stock
equivalents                                                   $      2.77       $      2.90      $     0.32     $      2.81
---------------------------------------------------------------------------------------------------------------------------

(1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

(2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the year-end market price of the company's shares during each period.


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